Exhibit 99.1

Civitas Resources Announces Appointment of New Chief Legal Officer

DENVER, June 29, 2022 - Civitas Resources, Inc. (NYSE: CIVI) (the "Company" or "Civitas") today announced the retirement of Cyrus (“Skip”) Marter and the appointment of Travis Counts as the Company’s new Chief Legal Officer.

Skip Marter, the Company’s General Counsel and Secretary, is retiring effective August 1, 2022. In conjunction with Mr. Marter’s retirement, the Company's board of directors has appointed Travis Counts as the new Chief Legal Officer and Secretary. Mr. Counts comes to Civitas from the law firm of Bracewell LLP, where he is currently a partner based in Midland, Texas. Prior to joining Bracewell, Mr. Counts was Senior Vice President, General Counsel and Corporate Secretary of Concho Resources Inc., where he helped to steer Concho through numerous transactions and integrations, including its 2021 acquisition by ConocoPhillips. Mr. Counts will be relocating to Denver, Colorado as he assumes his duties with Civitas.

Chris Doyle, President and Chief Executive Officer of Civitas, commented, “Our board of directors and I want to thank Skip for his many contributions to Civitas. He played a critical role in the restructuring of Bonanza Creek Energy, Inc. in 2017 and in the multiple mergers and acquisitions that have created the Civitas of today. We wish Skip the best in his well-deserved retirement. We also want to welcome Travis Counts as our new Chief Legal Officer. Travis brings significant transactional, integration, and leadership experience that will be critical to the continued evolution and success of Civitas."

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civiresources.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning the future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the ultimate timing, outcome and results of integrating the legacy operations of Civitas; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business; the effects of disruption of our operations or excess supply of oil and natural gas due to the COVID-19 pandemic and the actions by certain oil and natural gas producing countries; the scope, duration and severity of the COVID-19 pandemic, including any recurrence, as well as the timing of the economic recovery following the pandemic; ability of our customers to meet their obligations to us; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the assumptions underlying forecasts, including forecasts of production, well costs, capital expenditures, rates of return, expenses, cash flow and cash flow from purchases and sales of oil and gas; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation); environmental risks; seasonal weather conditions; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; competition in the oil and natural gas industry; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; continued hostilities in Ukraine, the Middle East, South America, and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings. Civitas undertakes no duty to publicly update these statements except as required by law.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Brian Cain, info@civiresources.com